EXHIBIT 10e

                          KAMAN CORPORATION
                          CASH BONUS PLAN
         (Amended and Restated as of September 21, 1999)

1.   Plan Name, Objective and Administration

     a.    Plan Name.   The name of this Plan is the Kaman
Corporation Cash Bonus Plan (the "Bonus Plan"). This plan supersedes and replaces that certain Cash Bonus Plan previously adopted by the Board of Directors of Kaman Corporation (the "Board").

     b.    Objective.   The objective of the Bonus Plan is to
provide an incentive for certain employees of Kaman Corporation ("Kaman") and its subsidiaries (each subsidiary being referred to as a "Business Unit" and collectively with Kaman, the "Company") to perform at levels beyond those ordinarily associated with competent fulfillment of the roles and responsibilities of their positions.

     c.    Administration.   The Bonus Plan will be administered
by a committee (the "Plan Administrators") consisting of the Chief Executive Officer, Chief Financial Officer, and Chief Legal
Officer.

2.   Eligibility to Participate.

     a. The employees eligible to participate ("Participant" or collectively, "Participants") in the Bonus Plan for a particular Award Year shall be determined annually and shall be those persons designated as Key Management Personnel under the Kaman Corporation Compensation Administration Plan.

3.   Initial Target Bonus Opportunity.

     a. Each year, the Plan Administrators assign a target bonus opportunity percentage (TBO) to each salary grade. A Participant's initial target bonus opportunity is determined by multiplying the applicable TBO times the Participant's base annual salary.

4.   Fund Determinations.

     a.   Initial Target Bonus Pool.   The sum of the individual
initial target bonus opportunities determined under Section 3 will determine the Initial Target Bonus Pool.

     b.   Modified Target Bonus Pool.   The Initial Target Bonus
Pool shall be modified by the then estimated Company and individual Business Unit Performance Ratings for the Award Year. Kaman will budget an appropriate estimated amount and accrue it over the course of the Award Year. Following the conclusion of the Award Year, the Modified Target Bonus Pool will be adjusted to reflect the actual Company and individual Business Unit Performance Ratings.
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     c.   Maximum Target Bonus Pool.   Subject to the provisions
of this Bonus Plan, the Maximum Target Bonus Pool shall not exceed one and one-half times (150%) of the Initial Target Bonus Pool.

     d.   Special Circumstances.   The Board shall have the
authority and discretion to evaluate significant or extraordinary circumstances affecting the business of the Company during an Award Year and, if the Board deems it appropriate, to (i) establish a maximum bonus fund which is greater than would otherwise be authorized under the formula described in this
Section 4; and (ii) use the fund to pay cash bonus awards to some or all of the Participants as it determines.

5.   Award Year.

     a.   Fiscal Year.   The Award Year shall be, and shall
coincide with, Kaman's fiscal year, commencing January 1 of each year and concluding on December 31 of each year.

     b.   Circumstances Affecting Participation.   Should any
Participant have been employed for less than a full Award Year or cease to be in the Company's service for any reason prior to the end of the Award Year, neither the Participant nor, in the case of death or incompetency, such individual's personal representatives, heirs, executors, administrators or assigns shall be entitled to any distribution of a cash bonus award for the Award Year except and to such extent, if any, as the Plan Administrators and the Personnel and Compensation Committee of the Board shall determine to be fair and equitable.

6.   Business Unit Performance Objectives.

     a.    Return on Investment ("ROI") Goals.   Prior to the
beginning of each Award Year, each Business Unit will establish
ROI goals for the upcoming Award Year.   ROI is generally defined
as operating profit (pre-tax) return on average investment, and as may be more specifically defined by the Plan Administrators. Target returns will generally range from 20% to 25% for manufacturing Business Units and from 17.5% to 20% for non-
manufacturing Business Units.   The Plan Administrators shall
determine the classification of each Business Unit as "manufacturing" or "non-manufacturing".

7.   Company and Business Unit Performance Measurement.

     a. Applicability. The Modified Target Bonus Opportunity for a Participant employed by a Business Unit will be determined solely by the Business Unit Performance Rating.

     b.   Business Unit Performance Factors.   A Business Unit's
Performance Rating for an Award Year is determined by the Plan
Administrators' evaluation of the following Performance Factors:

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1.   Target  - the degree to which the Business Unit's earnings forecast meets Kaman's ROI target returns;

2. Performance v. Forecast - actual performance measured against the Business Unit's own forecast;

3. Performance v. Target - actual performance compared to the ROI target returns;

4. Progress (Year to Year) - progress made each year compared to the prior year toward attaining or exceeding ROI target returns;

5. Other Factors - the degree to which the Business Unit has been affected by mitigating, non-financial factors that the Plan Administrators determine should be taken into consideration in evaluating overall performance, such as, but not limited to, undertaking a long-term capital investment program, the unique nature of the product, and the complexity of operations.

     c. Business Unit Performance Rating; Application. The sum of the Performance Factors for each Business Unit will be expressed as a percentage (the "Business Unit Performance Rating") that, together with the weighting described in subsection (a) shall be applied to the Initial Target Bonus Opportunities of the Business Unit's Participants, in order to determine the Modified Target Bonus Opportunity for each such Participant.

     d.   Company Performance Rating; Application.   The Company
Performance Rating shall be the weighted average of the Business Unit Performance Ratings. The weighted average shall be determined with reference to Kaman's average investment in each
Business Unit.   The Company Performance Rating shall be
expressed as a percentage that will be applied to the Initial Target Bonus Opportunities of the Kaman Participants in order to determine the Modified Target Bonus Opportunity for each such Participant.

8.   Participant Actual Cash Bonus Award Determinations.

     a. The Modified Target Bonus Opportunity for each Participant shall be further modified, positively or negatively, to reflect the individual's performance. The Plan Administrators will evaluate each Participant's individual performance in consultation with his or her supervisory management and based thereon, shall make recommendations to the Personnel and Compensation Committee of the Board for Actual Cash Bonus Awards, which will approve or disapprove the recommendations based upon its review thereof. The Personnel and Compensation Committee will evaluate the performance of the Plan Administrators and

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based thereon shall determine the Actual Cash Bonus Awards for those individuals.  Final approval of all Actual Cash Bonus
Awards shall be made by the Board.

9.   Form, Method, and Timing of Payments.

     a. All bonus awards are to be paid in cash (i.e., payroll check) no later than March 15 next following the end of the applicable Award Year.

10.  General.

     a.   Amendment, Suspension or Termination.   On the
recommendation of the Plan Administrators and the Personnel and Compensation Committee of the Board, the Board may amend, suspend, or terminate the Bonus Plan, or any part thereof, at any time, provided however, that no amendment, suspension or termination shall apply to the payment to any Participant of an award made prior to the effective date of such amendment, suspension or termination.

     b.   Administration; Interpretation.   The Plan
Administrators shall be responsible for the interpretation and administration of the Bonus Plan, provided that the determination of the Personnel and Compensation Committee of the Board on any question concerning the interpretation or administration of the Bonus Plan, or with respect to the officers and employees participating or entitled to participate in the Bonus Plan, or as to any payment made or to be made pursuant thereto, shall be final and conclusive.

     c.   No Rights to Employment.   The Bonus Plan does not
confer upon any employee any right to payment of a cash bonus or any right to continued employment with Kaman or any Business Unit, nor does it interfere in any way with the right of Kaman or a Business Unit to terminate, or amend the terms of, the employment of any of its employees, at any time, in accordance with the "at will" employment relationship.

11.  Effective Date.

The Effective Date of this Amendment and Restatement is
September 21, 1999. This Amendment and Restatement shall apply to Award Years beginning on or after January 1, 1999.






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FIRST AMENDMENT TO
KAMAN CORPORATION
CASH BONUS PLAN
(Amended and Restated as of September 21, 1999)


	The Kaman Corporation Cash Bonus Plan is hereby amended by a First Amendment. The Effective Date of this Amendment is
November 14, 2000. This Amendment shall apply to Award Years beginning on or after January 1, 2000.

	1.	Paragraph c of Section 4 is amended by the deletion of
the phrase "one and one-half times (150%)" and the substitution of the phrase "two times (200%)" in lieu thereof.

	2.	Section 7(d) (Company Performance Rating; Application)
is hereby deleted in its entirety.

	3.	The following new Section 7A is added to the Plan,
immediately following Section 7:

7A.	Performance Objectives for Corporate Participants.

	a.	Applicability.  The provisions of this Section 7A
shall apply to Corporate Participants, i.e. Participants who are employed by Kaman, excluding any such employee whose principal responsibility is management of a Business Unit.
Furthermore, the provisions of Sections 6 and 7 hereof shall not apply to Corporate Participants.

	b.	In General. The Modified Target Bonus Opportunity
for Corporate Participants shall be calculated solely based upon the consolidated performance of the Company, using growth in earnings per share ("EPS Growth") and return on total capital ("ROI") as the financial performance goals. Financial performance is determined by comparing the EPS
Growth and ROI performance of the Company for the applicable Award Year with comparable numbers for the Standard & Poor's
600 and the Russell 2000 indices averaged over the prior 5 year period. For example, for Award Year 2000, the numbers for the Company for EPS Growth and ROI will be compared to comparable numbers for EPS Growth and ROI for the Standard and Poor's 600 and the Russell 2000 indices averaged for 1995 - 1999. This Section 7A describes the approach to be followed in determining the Modified Target Bonus
Opportunity for Corporate Participants. Without limiting the authority provided by Section 10(b), the Plan
Administrators are authorized to prescribe reasonable rules of operation and to resolve any ambiguities or matters of interpretation, provided such rules and interpretations are consistent with the approach provided herein. Furthermore,

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the Personnel and Compensation Committee is authorized to
include or exclude special items in determining the Company's EPS Growth and/or ROI performance, provided that the approach taken is followed consistently from year to year.

	c.	EPS Growth.  The EPS Growth for the Company for
the Award Year will be calculated.  Calculations of average
EPS Growth for the S&P 600 and the Russell 2000 for the prior five (5) years shall also be made, and shall be averaged together, giving equal weight to both indices. Percentile rankings shall be developed. The Personnel and Compensation Committee shall establish percentages of initial target bonus opportunity earned for EPS Growth corresponding to the various percentile rankings. The percent of the initial target bonus opportunity earned for EPS Growth for an Award Year shall be determined by the Plan Administrators based upon the percentile ranking of the Company.

	d.	Return on Total Capital.  The ROI for the Company
for the Award Year will be calculated. Calculations of average ROI for the S&P 600 and the Russell 2000 for the prior five (5) years shall also be made, and shall be averaged together, giving equal weight to both indices.
Percentile rankings shall be developed. The Personnel and Compensation Committee shall establish percentages of initial target bonus opportunity earned for ROI corresponding to the various percentile rankings. The percent of the initial target bonus opportunity earned for ROI for an Award Year shall be determined by the Plan
Administrators based upon the percentile ranking of the Company.

	e.	Percentile Calculations.  The percentile ranking
of the Company must be at least 25th for EPS Growth in order to generate a percentage of initial target bonus opportunity earned for EPS Growth. The percentile ranking of the Company must be at least 25th for ROI in order to generate a percentage of initial target bonus opportunity earned for ROI. If the Company is in at least the 75th percentile for either category (EPS Growth or ROI), it will generate the maximum award with respect to that category. The Personnel and Compensation Committee may, but shall not be required to, extend the maximum award earned for either EPS Growth or ROI, from 100% to a larger percentage. In making calculations and determinations hereunder, in no event will the 25th percentile for EPS Growth or ROI for either the S&P
600 5 year average or the Russell 2000 5 year average be considered to be less than zero.

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	f.	Computation of Modified Target Bonus Opportunity.
The percentages of initial target bonus opportunity earned for EPS Growth and ROI, determined in accordance with the foregoing, shall be added together. This combined percentage may be greater than 100%. This combined percentage, when multiplied by a Corporate Participant's initial target bonus opportunity, shall equal the Corporate
Participant's Modified Target Bonus Opportunity.


	4.	Except as modified and amended by this document, the
Kaman Corporation Cash Bonus Plan shall remain in full force and effect.



	IN WITNESS WHEREOF, Kaman Corporation hereby executes this Amendment as of the 14th day of November, 2000.

ATTEST:						KAMAN CORPORATION



                                 By
								Its
























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